Exhibit 4.34A

Execution Copy

FIRST AMENDING AGREEMENT
TO THE AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF DECEMBER 31, 2008

among

EVEREADY ENERGY SERVICES CORP.,

as Borrower,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

-and-

GE CANADA ASSET FINANCING HOLDING COMPANY and
CANADIAN IMPERIAL BANK OF COMMERCE,

as Co-Agents and Lenders,

-and-

THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,

as Lenders,

-and-

GE CAPITAL MARKETS, INC. and GE CAPITAL MARKETS (CANADA) LTD.,

as Lead Arrangers,

-and-

BANK OF MONTREAL AND CANADIAN IMPERIAL BANK OF COMMERCE,

as Co-Syndication Agents

-and-

BANK OF NOVA SCOTIA,

as Documentation Agent

April 24, 2009

Execution Copy

FIRST AMENDING AGREEMENT
TO THE AMENDED AND RESTATED
CREDIT AGREEMENT DATED DECEMBER 31, 2008

THIS AMENDING AGREEMENT is made effective as of April 24, 2009 (the “Amendment Date”),

BETWEEN:

EVEREADY ENERGY SERVICES CORP.,

as Borrower

- and -

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

- and -

GE CANADA ASSET FINANCING HOLDING COMPANY and
CANADIAN IMPERIAL BANK OF COMMERCE,

as Co-Agents and Lenders,

-and-

THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,

as Lenders

PREAMBLE:

A.                                   Pursuant to the Amended and Restated Credit Agreement dated as of December 31, 2008 between Eveready Energy Services Corp., as Borrower (the “Borrower”), the other Credit Parties signatory thereto, GE Canada Asset Financing Holding Company, as Agent and Lender, and the persons signatory thereto from time to time as the Lenders and individually as a Lender (as amended, the “Credit Agreement”), the Lenders agreed, inter alia, to provide to Borrower the Loans.

B.                                     The Revolving Lenders have agreed to extend the Commitment Termination Date for a further 364 days pursuant to Section 1.2(c) of the Credit Agreement.

C.                                     The parties wish to amend the Credit Agreement on the terms and conditions provided in this Amending Agreement (the “Amending Agreement”).

AGREEMENT:

In consideration of the premises, the covenants and the agreements herein contained, the receipt and sufficiency of which is hereby acknowledged between the parties, the parties agree as follows:

1.                                       Definitions. Capitalized terms used in this Amending Agreement will, unless otherwise defined herein, have the meaning attributed to such terms in the Credit Agreement, as amended by this Amending Agreement. Commencing the date hereof, the Credit Parties and Lenders acknowledge that for the purposes of the Credit Agreement, this Amending Agreement shall be deemed a “Loan Document”.

2.                                       No Waiver. Except as specifically set out herein, this Agreement shall not constitute an agreement, waiver or consent to any event, circumstance, matter or thing and is without prejudice to any of the rights or remedies of the Lenders under the Credit Agreement or any Loan Documents with respect thereto, and shall not extend to any other matter, provision or breach of, or Default or Event of Default under, the Credit Agreement.

3.                                       Amendment. Effective as of the Amendment Date, the Credit Agreement is amended as follows:

(a)                                  Section 1.2(e)(ii)(B) of the Credit Agreement is hereby amended by: (i) replacing “24” with “12”; and (ii) replacing “4 1/6%” with “8 1/3%”.

(b)                                 The following is hereby added after Section 1.2(e)(ii) of the Credit Agreement as Section 1.2(e)(iii):

“(iii)                         Term Period upon Extension.  Upon any extension of the Commitment Termination Date done on or about April 23, 2010 for a further 364 days in accordance with Section 1.2(c), Section 1.2.(e)(ii) will cease to apply and:

(A)                              during the Term Period as applicable to any Term Loan, subject to the terms of this Agreement, only interest shall be payable; and

(B)                                on the Maturity Date, Borrower shall pay the Lenders the remaining unpaid principal amount of the applicable Term Loan (if any), together with all accrued and unpaid interest thereon and all other amounts payable hereunder.”

(c)                                  The first paragraph of Section 1.7(a)(iii) of the Credit Agreement is hereby deleted in its entirety and replaced with:

“on the Term Loan B: (A) for the rateable benefit of the applicable BA Term Loan B Lenders in arrears on each Interest Payment Date, interest based on the BA Rate plus the applicable margin based on the table below; and (B) for the rateable benefit of the applicable CDOR Term Loan B Lenders in arrears on each Interest Payment Date, interest based on the CDOR Rate plus the applicable margin based on the table below:”

(d)                                 Section 1.7(a) of the Credit Agreement is hereby amended by replacing the table set forth therein with the following table:

	(Funded Debt less	Financing Rate and Credit
	Subordinated Debt)	Spread
	To EBITDA for prior	Canadian	BA/CDOR
Level	rolling 4 quarters	Prime Loan	Margin
1	<1.50:1	2.50%	3.75%
2	>1.50:1 but <2.0:1	3.00%	4.25%
3	>2.0:1 but <2.50:1	3.50%	4.75%

(e)                                  Section 1.8(b) of the Credit Agreement is hereby amended by replacing “0.25%” with “0.50%”.

(f)                                    Section 6.4(e) of the Credit Agreement is hereby deleted in its entirety and replaced with:

“The deductible applicable to contractor’s equipment insurance as currently provided by AIG Commercial Insurance Company of Canada exceeds $25,000 and has a $1,000,000 aggregate policy limit per year. The parties agree that this (including any replacement policy therefore) shall not constitute a breach of the covenant in Section 6.4(a) and Disclosure Schedule 6.4(a) .”

(g)                                 The definition of “GE Fee Letter” in Annex A of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““GE Fee Letter” means that certain letter, dated on or about April 15, 2009 between the Lender and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Canada.”

(h)                                 The definition of “Term Period” in Annex A of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Term Period” means, with respect to the Term Loan, the period commencing at 5:01 p.m. (Toronto time) on the Commitment Termination Date and expiring on April 24, 2012.”

(i)                                     The following definitions are hereby added to Schedule A to the Credit Agreement in the appropriate alphabetical order:

“BA Term Loan B Lender” means: (a) a Term Loan B Lender who has not, prior to April 24, 2009, elected to use the CDOR Rate as the reference rate for Term Loan B Advances made by it; or (b) a Lender who has become a Term Loan B Lender by way of an assignment made under this Agreement and who has elected to use the BA Rate as the reference rate for the Term Loan B assigned to it.

“CDOR Term Loan B Lender” means: (a) a Term Loan B Lender who, prior to April 24, 2009, has elected to use the CDOR Rate as the reference rate for Term Loan B Advances made by it; or (b) a Lender who has become a Term Loan B

Lender by way of an assignment made under this Agreement and who has elected to use the CDOR Rate as the reference rate for the Term Loan B assigned to it.

4.                                       Non-Extended Commitment.

One of the Revolving Lenders has agreed to extend $7,500,000 of its $12,500,000 Commitment.  Accordingly, the $5,000,000 not extended is a “Non-Agreeing Lender Commitment Amount” for the purposes of Section 1.2(c)(ii)(D) of the Credit Agreement. As no Revolving Lender has elected to purchase the Non-Agreeing Lender Commitment Amount, such amount will be cancelled upon extension of the Commitment Termination Date in accordance with the terms of this Agreement, and the Revolving Loan Commitment will be reduced to $95,000,000.  Annex “D” to the Credit Agreement is hereby replaced with Schedule “1” hereto to reflect the new Commitment levels.

5.                                       Deliveries by Borrower. Borrower shall deliver, or cause to be delivered, to the Agent, on behalf of the Lenders, and this Amending Agreement is only effective upon the receipt thereof by the Agent on behalf of the Lenders:

(a)                                  an executed copy of this Amending Agreement;

(b)                                 a recent certificate of status from the Registrar for the Province of Alberta in respect of Borrower and each of the corporate Credit Parties;

(c)                                  an officer’s certificate from Borrower, in respect of itself and each of the Credit Parties, in form satisfactory to the Lenders, acting reasonably;

(d)                                 an opinion of Borrower’s Counsel in respect of Borrower and each of the Credit Parties, in form satisfactory to the Lenders, in form and substance reasonably satisfactory to Agent and its counsel and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to the Lenders or to include in such opinion an express statement to the effect that the Lenders are authorized to rely on such opinion as though they were addressees;

(e)                                  for each Credit Party, such Person’s constating documents and all amendments thereto, to the extent that such have been amended since December 31, 2008;

(f)                                    for each Credit Party, (a) such Person’s bylaws, together with all amendments thereto, to the extent that such have been amended since December 31, 2008, and (b) resolutions of such Person’s board of directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified by an officer of such Person as being in full force and effect without any modification or amendment; and

(g)                                 such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request.

6.                                       Eveready Income Fund. The parties hereto acknowledge that the trustees of Eveready Income Fund are entering into this Amending Agreement solely in their capacity as trustees on behalf of Eveready Income Fund and the obligations of Eveready Income Fund hereunder shall not be personally binding upon the trustees of Eveready Income Fund and that any recourse against Eveready Income Fund or the trustees of Eveready Income Fund in any manner in respect of any indebtedness, obligation or liability of Eveready Income Fund arising hereunder or arising in connection herewith or from the matters to which the Amending Agreement relates, if any, including, without limitation, claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the assets of Eveready Income Fund.

7.                                       Eveready Income Trust. The parties hereto acknowledge that the trustees of Eveready Income Trust are entering into this Amending Agreement solely in their capacity as trustees on behalf of Eveready Income Trust and the obligations of Eveready Income Trust hereunder shall not be personally binding upon the trustees of Eveready Income Trust and that any recourse against Eveready Income Trust or the trustees of Eveready Income Trust in any manner in respect of any indebtedness, obligation or liability of Eveready Income Trust arising hereunder or arising in connection herewith or from the matters to which this Amending Agreement relates, if any, including, without limitation, claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the assets of Eveready Income Trust.

8.                                       Limited Partnerships.  It is hereby acknowledged by all parties hereto that all of the parties to this Amending Agreement that are limited partnerships are limited partnerships formed under the Partnership Act (Alberta), a limited partner (if not a general partner) of which is only liable for any of its liabilities or any of its losses to the extent of the amount that he or she has contributed or agreed to contribute to its capital and his or her pro rata share of any undistributed income.

9.                                       Representations and Warranties. As of the date hereof, each Credit Party represents and warrants that after giving effect to the amendments contained herein:

(a)                                  Borrower agrees with and confirms to the Agent and the Lenders that as of the Amendment Date (and after giving effect to this Amending Agreement and the amendments set forth herein) each of the representations and warranties listed in Section 4 of the Credit Agreement, as amended by this Amending Agreement, is true and accurate in all material respects; and

(b)                                 there is no Default or Event of Default which has occurred and is continuing.

10.                                 Continuing Effect.  Each of the Parties acknowledges and agrees that the Credit Agreement, as amended by this Amending Agreement, and all other Loan Documents, will be and continue in full force and effect and are hereby confirmed and the rights and obligations of all parties thereunder will not be affected or prejudiced in any manner except as specifically provided herein.

11.                                 Further Assurance. Borrower will from time to time forthwith at the Agent’s request and at Borrower’s own cost and expense, make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by the Agent and as are consistent with the intention of the parties as evidence herein, with respect to all matters arising under this Amending Agreement.

12.                                 Expenses.  Borrower will be liable for all expenses of the Agent and the Lenders, including, without limitation, reasonable legal fees (on a solicitor and his own client basis) and other out-of-pocket expenses in connection with the negotiation, preparation, establishment, operation or enforcement of the Credit Facilities, the Credit Agreement and this Amending Agreement (whether or not consummated) by the Lenders.

13.                                 Counterparts.  This Amending Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument. Any party may execute this Amending Agreement by signing any counterpart.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amending Agreement to be duly executed by their respective authorized officers as of the Amendment Date.

EVEREADY ENERGY SERVICES
CORP., as Borrower

By:	“Jason Vandenberg”
Name:	Jason Vandenberg
Title:	Chief Financial Officer

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

GE CANADA ASSET FINANCING
HOLDING COMPANY, as Agent

By:	“Ron Tratch”
Name:	Ron Tratch
Title:	Senior Vice President Risk, Canada

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

GE CANADA ASSET FINANCING
HOLDING COMPANY, as Lender

By:	“Ron Tratch”
Name:	Ron Tratch
Title:	Senior Vice President Risk, Canada

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

ABN AMRO BANK, N.V., as Lender

By:	“David R. Wingfelder”
Name:	David R. Wingfelder
Title:	Managing Director

ABN AMRO BANK, N.V., as Lender

By:	“Michael D. Quinn”
Name:	Michael D. Quinn
Title:	Vice President

This is a counterpart signature page to the Amending Agreement dated April 24, 2009

BANK OF MONTREAL, as Lender

By:	“Brent Rombough”
Name:	Brent Rombough
Title:	Senior Account Manager

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

THE BANK OF NOVA SCOTIA, as Lender

By:	“John Cherian”
Name:	John Cherian
Title:	Deputy, Alberta Credit Solutions

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

CANADIAN WESTERN BANK, as Lender

By:	“Blair Zahara”
Name:	Blair Zahara
Title:	Manager, Commercial Banking

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

CANADIAN IMPERIAL BANK OF
COMMERCE, as Lender

By:	“John Steeves”
Name:	John Steeves
Title:	Authorized Signatory

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

THE TORONTO-DOMINION BANK, as Lender

By:	“Joe Seidel”
Name:	Joe Seidel
Title:	Associate Vice President,
Commercial National Accounts

THE TORONTO-DOMINION BANK, as Lender

By:	“Timothy Eaton”
Name:	Timothy Eaton
Title:	Analyst, Commercial National
Accounts

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

WELLS FARGO FINANCIAL
CORPORATION CANADA, as Lender

By:	“Paul D. Young”
Name:	Paul D. Young
Title:	Vice President

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

EVEREADY INCOME FUND, by its		RIVER VALLEY ENERGY SERVICES
Administrator, EVEREADY HOLDINGS		LTD.
GP LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY INCOME TRUST by its		EVEREADY HOLDINGS LIMITED
Trustees		PARTNERSHIP, by its General Partner,
EVEREADY HOLDINGS GP LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

JL FILTRATION OPERATING		EVEREADY OPERATING LIMITED
LIMITED PARTNERSHIP, by its		PARTNERSHIP, by its General Partner
General Partner, JL FILTRATION INC.		EVEREADY ENERGY SERVICES
CORP.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

RIVER VALLEY OPERATING		EVEREADY INC.
LIMITED PARTNERSHIP, by its
General Partner, RIVER VALLEY
ENERGY SERVICES LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

EVEREADY ENERGY WESTERN LTD.		MOBILE INDUSTRIAL HEALTH
SERVICES LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

JL FILTRATION INC.		TRI-VAX ENTERPRISES LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY ENERGY SERVICES, INC.		WINTERHAWK ENTERPRISES
(PROVOST) LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY ENERGY SERVICES		EVEREADY DIRECTIONAL BORING
CORP.		LP, by its General Partner, EVEREADY
DIRECTIONAL BORING LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

ASTEC SAFETY SERVICES LTD.		SAFETY WATCH, LLC

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

CAT-TECH OPERATING LIMITED		GREAT LAKES CARBON
PARTNERSHIP, by its General Partner,		TREATMENT, INC.
CAT TECH CANADA LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

CAT TECH, LLC		AIRBORNE IMAGING INC.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

CAT TECH CANADA LTD.		EVEREADY HOLDINGS (USA) INC.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY HOLDINGS GP LTD.

By:	“Jason Vandenberg”
Name:	Jason Vandenberg
Title:	Chief Financial Officer

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

BREATHING SYSTEMS INTERNATIONAL, LLC		RIVER VALLEY ENERGY SERVICES INC.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY DIRECTIONAL BORING LTD.		DENMAN INDUSTRIAL TRAILERS LTD.

By:	“Jason Vandenberg”	By:	“Jason Vandenberg”
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

DENMAN INDUSTRIAL OPERATING LIMITED
PARTNERSHIP, by its general partner DENMAN
INDUSTRIAL TRAILERS LTD.

By:	“Jason Vandenberg”
Name:	Jason Vandenberg
Title:	Chief Financial Officer

This is a counterpart signature page to the Amending Agreement dated April 24, 2009.

SCHEDULE 1

TO FIRST AMENDING AGREEMENT
EVEREADY ENERGY SERVICES CORP.

Commitments as of Closing Date

[Redacted due to sensitive business information]